UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 4, 2004

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.                  Acquisition or Disposition of Assets

On May 5, 2004, North American Scientific, Inc. (“NASI”) announced that it had completed the acquisition of NOMOS Corporation (“NOMOS”). Pursuant to an Agreement and Plan of Merger, dated as of October 26, 2003, as amended (the “Merger Agreement”), among NASI, AM Capital I, Inc., a wholly-owned subsidiary of NASI (“Merger Sub”), and NOMOS. Under the terms of the Merger Agreement, NOMOS was merged with and into Merger Sub, with Merger Sub changing its name to NOMOS Corporation and will continue as a wholly-owned subsidiary of NASI (the “Merger”).  NASI issued a press release announcing the closing of the transaction, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Pursuant to the Merger Agreement as a result of the Merger, NOMOS stockholders received 0.891 shares of NASI common stock for each share of NOMOS common stock they held, approximately 1.212 shares of NASI common stock for each share of NOMOS series A preferred stock they held, 0.603 shares of NASI common stock and $2.15 per share in cash for each share of NOMOS series B preferred stock they held, and 0.340 shares of NASI common stock and $5.99 per share in cash for each share of NOMOS series C preferred stock they held.  In the aggregate, approximately 5.3 million shares of common stock of NASI are to be issued and approximately $12.0 million is to be paid in cash to the former stockholders of NOMOS in the Merger.  The cash portion of the merger consideration was funded with cash on hand.

Under the terms of the Merger, NASI’s board of directors has been expanded from seven to nine members to include John A. Friede, the former chairman of NOMOS, and John W. Manzetti, who will  serve as President of the NOMOS Radiation Oncology Division of NASI.

The issuance of NASI’s common stock under the Merger Agreement was registered under the Securities Act of 1933, as amended, pursuant to NASI’s Registration Statement on Form S-4/A (File No. 333-110766) filed with the Securities and Exchange Commission (“SEC”) on March 23, 2004 and declared effective on March 24, 2004. The joint proxy statement/prospectus contained in the Registration Statement includes contains additional information about this transaction.

A copy of the Merger Agreement is included as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on October 27, 2003 and is incorporated herein by reference.

ITEM 5.                  Other Events.

NASI held a Special Meeting of Stockholders on May 3, 2004 (the “Special Meeting”).  At the Special Meeting, the following matters were voted upon by NASI’s stockholders.

1.

A proposal to approve the Agreement and Plan of Merger, dated as of October 26, 2003, by and among NASI, AM Capital I, Inc. and NOMOS, as amended by the First Amendment to Agreement and Plan of Merger, dated November 25, 2003 and by the Second Amendment to Agreement and Plan of Merger, dated March 2, 2004, the proposed merger, the issuance of the shares of NASI common stock in connection with the merger and the other transactions contemplated by the merger agreement.

2.	A proposal to approve an amendment to the Amended and Restated 1996 Stock Option Plan to permit the issuance of replacement options in connection with a merger or consolidation.

3.	A proposal to approve an amendment to the Amended and Restated 1996 Stock Option Plan to increase the maximum number of shares available for issuance under the plan from 4,000,000 to 4,600,000 shares.

Each proposal was passed by the requisite number of votes.

ITEM 7.                  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

It is impracticable for NASI to file herewith the financial statements required by Item 7(a).  The required financial statements will be filed by amendment to this report not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

It is impracticable for NASI to file herewith the pro forma financial statements required by Item 7(b).  The required pro forma financial information will be filed by amendment to this report not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(c)   Exhibits:

2.1

Agreement and Plan of Merger, dated as of October 26, 2003, by and among NASI, AM Capital I, Inc. and NOMOS, incorporated herein by reference to Exhibit 2 of NASI’s Current Report on Form 8-K filed on October 27, 2003.

2.2

First Amendment to Agreement and Plan of Merger, dated as of November 25, 2003, by and among NASI, AM Capital I, Inc. and NOMOS, incorporated herein by reference to Exhibit 2.2 of NASI’s Registration Statement on Form S-4 (File No. 3333-110766).

2.3

Second Amendment to Agreement and Plan of Merger, dated as of March 2, 2004, by and among NASI, AM Capital I, Inc. and NOMOS, incorporated herein by reference to Exhibit 2 of NASI’s Current Report on Form 8-K filed on March 5, 2004.

99.1	Press release issued by NASI on May 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: May 14, 2004	By:	/s/ L. Michael Cutrer
		Name:	L. Michael Cutrer
		Title:	President and
Chief Executive Officer
(Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release by North American Scientific, Inc. on May 5, 2004.